Exhibit 99.1

News	FOR IMMEDIATE RELEASE

Heidrick & Struggles Reports Third Quarter 2014 Financial Results

CHICAGO (October 28, 2014) — Heidrick & Struggles, a premier provider of senior-level Executive Search, Culture Shaping and Leadership Consulting services globally, today announced financial results for its third quarter ended September 30, 2014.

Consolidated net revenue (revenue before reimbursements) increased 5.8 percent, or $6.8 million, to $125.8 million from $119.0 million in the 2013 third quarter. The positive impact of exchange rate fluctuations resulted in $1.3 million of the increase, or about 1 percent of the growth.

Executive Search and Leadership Consulting net revenue increased 2.7 percent year over year, or $3.1 million, to $115.5 million. The improvement was driven by performance in Europe, where revenue increased 16.4 percent, or $3.8 million (approximately 12 percent on a constant currency basis). Net revenue declined by $0.5 million in the Americas and by $0.2 million in Asia Pacific. From a global practices perspective, the Financial Services, Industrial, and Global Technology & Services industry practices, three of the firm’s four largest, were the primary drivers of year-over-year growth.

Net revenue from Culture Shaping services increased 57.4 percent, or $3.8 million, to $10.3 million from $6.6 million in the 2013 third quarter. The improvement in net revenue primarily reflects the stage of the project execution for several large clients.

The company ended the third quarter with 311 Executive Search and Leadership Consulting consultants, the same as at June 30, 2014, and compared to 308 at September 30, 2013. Productivity, as measured by annualized net revenue per consultant, increased to $1.5 million compared to $1.4 million in the 2013 third quarter.

Specific to Executive Search, the company’s primary business, the number of confirmed searches increased 8.1 percent compared to the 2013 third quarter and the average revenue per executive search was $122,200 compared to $124,500 in the 2013 third quarter.

“Our third quarter results reflect steady progress in stabilizing and rebuilding our business,” said Tracy R. Wolstencroft, Heidrick & Struggles’ President and Chief Executive Officer. “During the quarter, we advanced several initiatives that support our vision to provide integrated leadership solutions to the world’s leading organizations. We began working on our largest integrated Search, Leadership Consulting and Culture Shaping services assignment to date and we rolled out two recently developed tools that add to our data and analytical capabilities and enhance the judgment we provide our clients making human capital decisions. Although our results are trending in the right direction, we need to accelerate improvements, with revenue growth being the most important deliverable.”

Salaries and employee benefits expense in the third quarter increased 2.9 percent, or $2.4 million, to $84.0 million from $81.7 million in the 2013 third quarter. Variable compensation expense increased $3.1 million, primarily related to improved performance reflected in higher net revenue. Fixed compensation expense decreased $0.7 million, reflecting the absence of severance expense recognized for an executive departure in the 2013 third quarter, partially offset by an increase in base salaries and employee benefits expense. Salaries and employee benefits expense was 66.8 percent of net revenue for the quarter, compared to 68.6 percent in the 2013 third quarter.

General and administrative expenses increased 11.3 percent, or $3.3 million, to $32.2 million from $29.0 million in the 2013 third quarter. The increase reflects $1.8 million of expenses associated with the global partners’ meeting held in the third quarter, as well as approximately $1.0 million for professional services, hiring and staffing fees. As a percentage of net revenue, general and administrative expenses were 25.6 percent compared to 24.3 percent in the 2013 third quarter.

Adjusted EBITDA(1) in the 2014 third quarter improved to $15.0 million compared to $13.8 million in the 2013 third quarter. The Adjusted EBITDA margin (Adjusted EBITDA as a percentage of net revenue) in the 2014 third quarter was 11.9 percent, compared to 11.6 percent in the 2013 third quarter. The year-over-year improvement in Adjusted EBITDA mostly reflects higher net revenue, partially offset by the increase in salaries and employee benefits expense and general and administrative expenses.

Operating income in the third quarter increased by $1.2 million to $9.6 million and operating margin (operating income as a percentage of net revenue) improved to 7.6 percent, compared to operating income of $8.4 million and operating margin of 7.0 percent in the 2013 third quarter.

Net income in the 2014 third quarter was $3.0 million and diluted earnings per share were $0.16, based on an effective tax rate of 66.4 percent in the quarter and a full-year projected tax rate of approximately 75 percent. The third quarter tax rate reflects a valuation allowance established in Asia Pacific as well as the current forecasted mix of income by country. Net income in the 2013 third quarter was $4.1 million and diluted earnings per share were $0.23, based on an effective quarterly tax rate of 45.4 percent. In addition to the valuation allowance established in the 2014 third quarter, the effective tax rates in both years are higher than the statutory rate because of losses incurred that could not be benefitted for tax purposes due to valuation allowances in certain jurisdictions.

Net cash provided by operating activities in the 2014 third quarter was $43.0 million, compared to $36.6 million in the 2013 third quarter. Cash and cash equivalents at September 30, 2014 were $159.5 million ($128.5 million net of debt), compared to $132.8 million at September 30, 2013 ($95.8 million net of debt) and $123.4 million at June 30, 2014 ($90.9 million net of debt).

(1)	Adjusted EBITDA refers to earnings before interest, taxes, depreciation, intangible amortization, stock-based compensation expense, compensation expense associated with Senn Delaney retention awards, earnout accretion expense related to acquisitions, restructuring charges, and other non-operating income (expense). Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures which the company believes are useful to management and meaningful to investors because they provide insight into the ongoing operating results of the company’s core business. A reconciliation to the most directly comparable GAAP measures are provided on the last page of the financial statements in this release.

Nine Months Results

For the nine months ended September 30, 2014 consolidated net revenue of $373.0 million increased 8.4 percent from $344.0 million in the first nine months of 2013. The impact of exchange rate fluctuations was less than 1 percent.

Executive Search and Leadership Consulting net revenue increased 6.3 percent year over year, or $20.4 million, to $346.8 million, driven by a 30.1 percent increase in Europe (approximately 24 percent on a constant currency basis). Compared to the first nine months of 2013, revenue in the Americas was essentially the same and revenue in Asia Pacific increased 1.0 percent (approximately 3 percent on a constant currency basis). From a global practices perspective, the Consumer Markets, Financial Services and Global Technology & Services industry groups were the drivers of year-over-year growth.

Net revenue from Culture Shaping services increased 49.0 percent, or $8.6 million, to $26.2 million from $17.6 million in the first nine months of 2013. Reported results in the first nine months of 2013 excluded $3.9 million of pre-acquisition deferred revenue related to Senn Delaney that the company was unable to recognize as a result of purchase accounting.

Productivity, as measured by annualized Executive Search and Leadership Consulting net revenue per consultant, was $1.5 million for the first nine months of 2014 compared to $1.4 million for the same period of 2013. Specific to Executive Search, the company’s primary business, the number of confirmed searches in the first nine months of 2014 increased 6.6 percent and the average revenue per executive search was $113,400 compared to $111,700 for the same period in 2013.

Adjusted EBITDA(1) for the first nine months of 2014 improved to $39.4 million and Adjusted EBITDA margin was 10.6 percent, compared to Adjusted EBITDA of $32.3 million and Adjusted EBITDA margin of 9.4 percent for the same period of 2013. Operating income for the first nine months of 2014 improved to $22.8 million and operating margin was 6.1 percent compared to operating income of $14.5 million and operating margin of 4.2 percent for the first nine months of 2013.

Net income for the first nine months of 2014 was $6.0 million and diluted earnings per share were $0.33, reflecting an effective tax rate of 72.8 percent. Net income for the first nine months of 2013 was $4.8 million and diluted earnings per share were $0.27, reflecting an effective tax rate of 61.8 percent. In addition to valuation allowances established in the 2014 second and third quarters, the effective tax rates in both years are higher than the statutory rate because of losses incurred that could not be benefitted for tax purposes due to valuation allowances in certain jurisdictions.

2014 Fourth Quarter Outlook

The company is forecasting 2014 fourth quarter consolidated net revenue of between $112 million and $123 million. Among other factors, this forecast reflects assumptions for the anticipated volume of new Executive Search confirmations, Leadership Consulting assignments, expectations for Culture Shaping services, the current backlog, consultant productivity, consultant retention, the seasonality of its business, the global economic climate and for no change in future currency rates.

Wolstencroft added, “Our year-to-date results reflect improvement in many of our operating and business metrics. We have also made good progress in advancing our growth strategy as a fully integrated leadership solutions provider. By leveraging the foundation that we have established this year, focusing on collaboration and innovation to help our clients address their leadership needs, and investing in our people and service offerings we can deliver the long-term value our shareholders expect.”

Quarterly Conference Call

Executives of Heidrick & Struggles will host a conference call to review the 2014 third quarter results today, October 28, at 9 a.m. Central Time. Participants may access the company’s call and supporting slides through the internet at www.heidrick.com. For those unable to participate on the live call, a webcast and copy of the slides will be archived at www.heidrick.com and available for up to 30 days following the investor call.

About Heidrick & Struggles International, Inc.

Heidrick & Struggles (Nasdaq: HSII) is a premier provider of senior-level Executive Search, Culture Shaping and Leadership Consulting services. For more than 60 years, we have helped our clients build strong leadership teams through quality service, deep insights and our relationships with talented individuals worldwide. Today, Heidrick & Struggles’ leadership experts operate from principal business centers in North America, Latin America, Europe, Asia Pacific, Africa and the Middle East. For more information about Heidrick & Struggles, please visit www.heidrick.com.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of comprehensive income, balance sheets or statements of cash flow of the company. Pursuant to the requirements of Regulation G, this earnings release contains the most directly comparable GAAP financial measure to the non-GAAP financial measure.

The non-GAAP financial measures used within this earnings release are Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA refers to earnings before interest, taxes, depreciation, intangible amortization, stock-based compensation expense, compensation expense associated with Senn Delaney retention awards, earnout accretion expense related to acquisitions, restructuring charges, and other non-operating income (expense). Adjusted EBITDA margin refers to Adjusted EBITDA (as explained above) as a percentage of net revenue in the same period. A reconciliation of Adjusted EBITDA to Net Income is provided on the last page of this release.

These measures are presented because management uses this information to monitor and evaluate financial results and trends. Management believes this information is also useful for investors.

Safe Harbor Statement

This press release contains forward-looking statements. The forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. Factors that may affect the outcome of the forward-looking statements include, among other things, our ability to attract, integrate, manage and retain qualified executive search consultants; our ability to develop and maintain strong, long-term relationships with our clients; declines in the global economy and our ability to execute successfully through business cycles; the timing, speed or robustness of any future economic recovery; social or political instability in markets where we operate, the impact of foreign currency exchange rate fluctuations; unfavorable tax law changes and tax authority rulings; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; our ability to realize our tax losses; the timing of the establishment or reversal of valuation allowance on deferred tax assets; the mix of profit and loss by country; our reliance on information management systems; any impairment of our goodwill and other intangible assets; and the ability to align our cost structure and headcount with net revenue. For more information on the factors that could affect the outcome of forward-looking statements, refer to our

Annual Report on Form 10-K for the year ended December 31, 2013, under Risk Factors in Item 1A and our quarterly filings with the SEC. We caution the reader that the list of factors may not be exhaustive. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts

Investors & Analysts:

Julie Creed, Vice President, Investor Relations & Real Estate:

+1 312 496 1774 or jcreed@heidrick.com

Media:

Jon Harmon, Vice President, Corporate Communications:

+1 312 496 1593 or jharmon@heidrick.com

Heidrick & Struggles International, Inc.

Condensed Consolidated Statements of Comprehensive Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2014	2013	$ Change	% Change
Revenue:
Revenue before reimbursements (net revenue)	$125,829	$118,981	$6,848	5.8%
Reimbursements	4,432	4,523	(91)	-2.0%

Total revenue	130,261	123,504	6,757	5.5%
Operating expenses:
Salaries and employee benefits	84,046	81,671	2,375	2.9%
General and administrative expenses	32,226	28,957	3,269	11.3%
Reimbursed expenses	4,432	4,523	(91)	-2.0%

Total operating expenses	120,704	115,151	5,553	4.8%

Operating income	9,557	8,353	1,204	14.4%
Non-operating expense:
Interest, net	(152)	(91)
Other, net	(488)	(709)

Net non-operating expense	(640)	(800)

Income before income taxes	8,917	7,553
Provision for income taxes	5,925	3,429

Net income	2,992	4,124
Other comprehensive income (loss), net of tax	(2,587)	594

Comprehensive income	$405	$4,718

Basic weighted average common shares outstanding	18,233	18,104
Dilutive common shares	233	119

Diluted weighted average common shares outstanding	18,466	18,223

Basic net income per common share	$0.16	$0.23
Diluted net income per common share	$0.16	$0.23
Salaries and employee benefits as a percentage of net revenue	66.8%	68.6%
General and administrative expense as a percentage of net revenue	25.6%	24.3%
Operating income as a percentage of net revenue	7.6%	7.0%

Heidrick & Struggles International, Inc.

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended September 30,
					2014	2013
	2014	2013	$ Change	% Change	Margin *	Margin *
Revenue:
Executive Search and Leadership Consulting
Americas	$64,982	$65,522	$(540)	-0.8%
Europe	27,207	23,366	3,841	16.4%
Asia Pacific	23,305	23,528	(223)	-0.9%

Total Executive Search and Leadership Consulting	115,494	112,416	3,078	2.7%
Culture Shaping	10,335	6,565	3,770	57.4%

Revenue before reimbursements (net revenue)	125,829	118,981	6,848	5.8%
Reimbursements	4,432	4,523	(91)	-2.0%

Total revenue	$130,261	$123,504	$6,757	5.5%

Operating income (loss): ^
Executive Search and Leadership Consulting
Americas	$14,257	$17,604	$(3,347)	-19.0%	21.9%	26.9%
Europe	1,946	342	$1,604	469.0%	7.2%	1.5%
Asia Pacific	2,228	1,737	491	28.3%	9.6%	7.4%

Total Executive Search and Leadership Consulting	18,431	19,683	(1,252)	-6.4%	16.0%	17.5%
Culture Shaping	2,866	(708)	3,574	504.8%	27.7%	-10.8%

Total segments	21,297	18,975	2,322	12.2%	16.9%	15.9%
Global Operations Support	(11,740)	(10,622)	(1,118)	-10.5%	-9.3%	-8.9%

Operating income	$9,557	$8,353	$1,204	14.4%	7.6%	7.0%

*	Margin based on revenue before reimbursements (net revenue).
^	During 2014, consistent with the Company’s practice to periodically review its reporting structure and segments, the Company evaluated its allocation of corporate and support costs to each of its regions. In conjunction with that review, to better align our cost and reporting structure, additional costs were allocated to the regions reflecting the Company’s current view of the costs necessary to support the regional operations. The prior period results have been recast to reflect these changes and present comparative year-over-year results.

Heidrick & Struggles International, Inc.

Condensed Consolidated Statements of Comprehensive Income

(In thousands, except per share data)

(Unaudited)

	Nine Months Ended
	September 30,
	2014	2013	$ Change	% Change
Revenue:
Revenue before reimbursements (net revenue)	$373,030	$343,992	$29,038	8.4%
Reimbursements	13,721	14,148	(427)	-3.0%

Total revenue	386,751	358,140	28,611	8.0%
Operating expenses:
Salaries and employee benefits	252,089	236,216	15,873	6.7%
General and administrative expenses	98,092	93,292	4,800	5.1%
Reimbursed expenses	13,721	14,148	(427)	-3.0%

Total operating expenses	363,902	343,656	20,246	5.9%

Operating income	22,849	14,484	8,365	57.8%
Non-operating expense:
Interest, net	(232)	(120)
Other, net	(444)	(1,675)

Net non-operating expense	(676)	(1,795)

Income before income taxes	22,173	12,689
Provision for income taxes	16,138	7,844

Net income	6,035	4,845
Other comprehensive loss, net of tax	(899)	(910)

Comprehensive income	$5,136	$3,935

Basic weighted average common shares outstanding	18,200	18,064
Dilutive common shares	197	143

Diluted weighted average common shares outstanding	18,397	18,207

Basic net income per common share	$0.33	$0.27
Diluted net income per common share	$0.33	$0.27
Salaries and employee benefits as a percentage of net revenue	67.6%	68.7%
General and administrative expense as a percentage of net revenue	26.3%	27.1%
Operating income as a percentage of net revenue	6.1%	4.2%

Heidrick & Struggles International, Inc.

Segment Information

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
					2014	2013
	2014	2013	$ Change	% Change	Margin *	Margin *
Revenue:
Executive Search and Leadership Consulting
Americas	$193,034	$192,906	$128	0.1%
Europe	84,632	65,042	19,590	30.1%
Asia Pacific	69,162	68,464	698	1.0%

Total Executive Search and Leadership Consulting	346,828	326,412	20,416	6.3%
Culture Shaping	26,202	17,580	8,622	49.0%

Revenue before reimbursements (net revenue)	373,030	343,992	29,038	8.4%
Reimbursements	13,721	14,148	(427)	-3.0%

Total revenue	$386,751	$358,140	$28,611	8.0%

Operating income (loss): ^
Executive Search and Leadership Consulting
Americas	$43,266	$47,028	$(3,762)	-8.0%	22.4%	24.4%
Europe	4,373	(4,740)	9,113	192.3%	5.2%	-7.3%
Asia Pacific	4,790	4,797	(7)	-0.1%	6.9%	7.0%

Total Executive Search and Leadership Consulting	52,429	47,085	5,344	11.3%	15.1%	14.4%
Culture Shaping	3,643	(3,691)	7,334	198.7%	13.9%	-21.0%

Total segments	56,072	43,394	12,678	29.2%	15.0%	12.6%
Global Operations Support	(33,223)	(28,910)	(4,313)	-14.9%	-8.9%	-8.4%

Operating income	$22,849	$14,484	8,365	57.8%	6.1%	4.2%

*	Margin based on revenue before reimbursements (net revenue).
^	During 2014, consistent with the Company’s practice to periodically review its reporting structure and segments, the Company evaluated its allocation of corporate and support costs to each of its regions. In conjunction with that review, to better align our cost and reporting structure, additional costs were allocated to the regions reflecting the Company’s current view of the costs necessary to support the regional operations. The prior period results have been recast to reflect these changes and present comparative year-over-year results.

Heidrick & Struggles International, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2014	2013
	(Unaudited)
Current assets:
Cash and cash equivalents	$159,537	$181,646
Accounts receivable, net	94,130	71,666
Other receivables	9,762	6,906
Prepaid expenses	15,153	14,786
Other current assets	1,757	1,937
Income taxes recoverable	7,098	5,772
Deferred income taxes	6,949	8,061

Total current assets	294,386	290,774

Non-current assets:
Property and equipment, net	30,070	34,961
Restricted cash	7,998	7,878
Assets designated for retirement and pension plans	20,850	22,685
Operating income (loss) Investments	14,276	13,848
Other non-current assets	6,649	5,693
Goodwill	122,657	123,274
Other intangible assets, net	22,432	26,637
Deferred income taxes	22,258	27,474

Total non-current assets	247,190	262,450

Total assets	$541,576	$553,224

Current liabilities:
Current portion of debt	$6,000	$6,000
Accounts payable	5,532	7,791
Accrued salaries and employee benefits	104,803	109,943
Deferred revenue, net	31,848	27,714
Other current liabilities	24,797	18,938
Income taxes payable	4,655	5,401

Total current liabilities	177,635	175,787

Non-current liabilities:
Non-current debt, less current maturities	25,000	29,500
Retirement and pension plans	37,044	38,735
Other non-current liabilities	53,341	61,329

Total non-current liabilities	115,385	129,564

Stockholders’ equity	248,556	247,873

Total liabilities and stockholders’ equity	$541,576	$553,224

Heidrick & Struggles International, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Month Ended
	September 30,
	2014	2013
Cash flows—operating activities:
Net income	$2,992	$4,124
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,711	4,019
Deferred income taxes	1,071	(1,926)
Stock-based compensation expense	1,044	303
Accretion expense related to earnout payments	409	518
Cash paid for restructuring charges	(35)	(302)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts and other receivables	6,827	2,434
Accounts payable	289	(1,840)
Accrued expenses	28,236	31,373
Deferred revenue	(3,586)	(798)
Income taxes payable, net	(1,160)	3,338
Retirement and pension assets and liabilities	270	34
Prepaid expenses	1,128	(2,901)
Other assets and liabilities, net	1,798	(1,741)

Net cash provided by operating activities	42,994	36,635

Cash flows—investing activities:
Restricted cash	(1)	(24)
Capital expenditures	(742)	(562)
Purchases of available for sale investments	(68)	(90)
Proceeds from sales of available for sale investments	374	91

Net cash used in investing activities	(437)	(585)

Cash flows—financing activities:
Debt repayment	(1,500)	(1,500)
Cash dividends paid	(2,515)	(2,356)
Payment of employee tax withholdings on equity transactions	—	(71)

Net cash used in financing activities	(4,015)	(3,927)

Effect of exchange rate fluctuations on cash and cash equivalents	(2,355)	972

Net increase in cash and cash equivalents	36,187	33,095
Cash and cash equivalents at beginning of period	123,350	99,695

Cash and cash equivalents at end of period	$159,537	$132,790

Heidrick & Struggles International, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2014	2013
Cash flows—operating activities:
Net income	$6,035	$4,845
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	11,359	12,046
Deferred income taxes	5,633	(500)
Stock-based compensation expense	2,885	2,775
Accretion expense related to earnout payments	1,308	1,551
Cash paid for restructuring charges	(108)	(918)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts and other receivables	(27,196)	(21,607)
Accounts payable	(2,177)	(2,381)
Accrued expenses	(1,774)	(12,073)
Deferred revenue	4,486	1,964
Income taxes payable, net	(2,220)	4,826
Retirement and pension assets and liabilities	100	574
Prepaid expenses	(557)	(3,207)
Other assets and liabilities, net	178	240

Net cash used in operating activities	(2,048)	(11,865)

Cash flows—investing activities:
Restricted cash	(103)	(50)
Capital expenditures	(2,609)	(1,920)
Purchases of available for sale investments	(896)	(661)
Proceeds from sales of available for sale investments	966	155

Net cash used in investing activities	(2,642)	(2,476)

Cash flows—financing activities:
Proceeds from debt issuance	—	40,000
Debt repayment	(4,500)	(3,000)
Cash dividends paid	(7,364)	(4,875)
Payment of employee tax withholdings on equity transactions	(406)	(647)
Acquisition earnout payments	(3,390)	(357)

Net cash (used in) provided by financing activities	(15,660)	31,121

Effect of exchange rate fluctuations on cash and cash equivalents	(1,759)	(1,595)

Net (decrease) increase in cash and cash equivalents	(22,109)	15,185
Cash and cash equivalents at beginning of period	181,646	117,605

Cash and cash equivalents at end of period	$159,537	$132,790

Heidrick & Struggles International, Inc.

Reconciliation of Net Income and Operating Income (GAAP) to

Adjusted EBITDA (Non-GAAP)

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenue before reimbursements (net revenue)	$125,829	$118,981	$373,030	$343,992
Net income	$2,992	$4,124	$6,035	$4,845
Interest, net	(152)	(91)	(232)	(120)
Other, net	(488)	(709)	(444)	(1,675)
Provision for income taxes	5,925	3,429	16,138	7,844

Operating income	9,557	8,353	22,849	14,484
Adjustments
Salaries and employee benefits
Stock-based compensation expense	1,044	302	2,434	2,475
Senn Delaney retention awards	291	584	1,458	1,750
General and administrative expenses
Depreciation	2,329	2,568	7,213	7,690
Intangible amortization	1,400	1,451	4,146	4,356
Earnout accretion	409	517	1,308	1,551

Total adjustments	5,473	5,422	16,559	17,822

Adjusted EBITDA	$15,030	$13,775	$39,408	$32,306

Adjusted EBITDA Margin	11.9%	11.6%	10.6%	9.4%